SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ X ] Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ X ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only  (as  permitted  by  Rule
       14a-6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  Wisconsin Central Transportation Corporation
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)     Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

       (2)     Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

       (4)     Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

       (5)     Total fee paid:
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[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided  by  Exchange  Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously Paid:------------------------------------------
       (2)     Form, Schedule or Registration Statement No.:--------------------
       (3)     Filing Party:----------------------------------------------------
       (4)     Date Filed:------------------------------------------------------


                             Schedule 14A - Page 1

OFFICE:                                                  MAILING ADDRESS:
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Suite 9000                                               P.O. Box 5062
One O'Hare Centre                                        Rosemont, IL 60017-5062
6250 North River Road
Rosemont, IL 60018






                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



          The 1999 annual meeting of the stockholders of Wisconsin Central Transportation Corporation (the "Company") will be held at 9:00 a.m., Central Time, on Thursday, May 20, 1999 in the ground floor auditorium of Riverway Complex, 6133 North River Road (across River Road from the Westin Hotel and behind the Marriott Suites Hotel), Rosemont, Illinois 60018.


          The purpose of the meeting is to elect ten directors and to consider By-law amendments, an amendment to the Company's Restated Certificate of Incorporation and an amendment to the Director Stock Option Plan.


          Stockholders of record at the close of business on March 24, 1999 are entitled to vote at the annual meeting.


                         By Order of the Board of Directors,



                         Thomas W. Rissman
                         Secretary



April 6, 1999


                              Proxy Cover - Page 1

Preliminary Proxy Statement. The Company plans to distribute the definitive Proxy Statement to stockholders on April 6, 1999.

                  Wisconsin Central Transportation Corporation
                Suite 9000, One O'Hare Centre, 6250 North River Road
                               Rosemont, IL 60018
                                 ---------------



                             ----------------------
                                PROXY STATEMENT
                             ----------------------


April 6, 1999


     The Board of Directors of Wisconsin Central Transportation Corporation (the "Company") solicits your proxy for use at the 1999 Annual Meeting of Stockholders of the Company to be held on May 20, 1999. Stockholders may vote their shares of the Company's Common Stock by proxy by signing and mailing the enclosed proxy card or by following the instructions on the proxy card for telephone or Internet voting. A proxy may be revoked at any time prior to the voting at the meeting by submitting a later dated proxy or by giving written notice of such revocation to the Secretary of the Company. If you plan to attend the annual meeting in person, please mark the appropriate box on the proxy card and return it promptly by mail.


     Holders of the Company's Common Stock of record at the close of business on March 24, 1999 are entitled to vote at the annual meeting. On that date, 51,145,644 shares of the Company's Common Stock were issued and outstanding. Each share entitles the holder to one vote.

     A quorum of stockholders is necessary to take action at the annual meeting. A majority of the outstanding shares of Common Stock will constitute a quorum of stockholders. The inspectors of election appointed for the annual meeting will determine whether a quorum is present and will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it does not have the discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. If a quorum of stockholders is present, action may be taken with respect to each item of business by the required vote of stockholders specified in the description of such item.


     The persons appointed by the enclosed proxy card have advised the Board of Directors that it is their intention to vote at the annual meeting in compliance with the instructions on the proxy cards received and in their discretion on any other matters that may properly come before the meeting, including matters that, as of the date of this proxy statement, the Board of Directors does not know will be brought before the meeting. If no directions are given on the proxy card, the shares represented by the proxy will be voted FOR:


                                 Proxy - Page 1

     1. approval of By-law amendments which establish a classified Board of Directors and related procedures;


     2. approval and adoption of an amendment to the Restated Certificate of Incorporation to provide that stockholders of the Company may act only at a duly and validly called meeting and not by written consent;


                     [Item 3 and Item 4 have been switched]


     3.   approval of an amendment to the Director Stock Option Plan; and

     4. election of ten directors who (subject to approval of Item 1) will be divided into three classes.


     This proxy statement and the enclosed proxy card are being first mailed to stockholders on or about April 6, 1999.

     Your vote is important. Please sign and return the proxy card by mail or vote your shares by telephone or the Internet, whether or not you plan to attend the meeting.


                   PROPOSED AMENDMENTS TO THE BY-LAWS AND THE
                     RESTATED CERTIFICATE OF INCORPORATION


     The Board of Directors of the Company has proposed amendments to the Company's By-laws ("By-law Amendment") and has proposed and approved an amendment to the Company's Restated Certificate of Incorporation ("Certificate Amendment"), and has directed that they be submitted to a vote at the meeting. (The By-law Amendment and the Certificate Amendment are collectively referred to as the "Proposed Amendments"). The Proposed Amendments could have the effect of impacting the ability of a third party to obtain control of the Company. Accordingly, set forth below is a discussion of matters related to the Proposed Amendments and deemed to be material by the Board of Directors.


General


     Certain provisions of the Company's Certificate of Incorporation and the By-laws could have an antitakeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors of the Company and in the policies formulated by the Board of Directors and to discourage certain types of transactions described below which may involve an actual or threatened change of control of the Company. The provisions are designed to reduce the vulnerability of the Company to an unsolicited proposal for a takeover of the Company that does not contemplate the acquisition of all of its outstanding shares of Common Stock or an unsolicited proposal for the restructuring or sale of all or part of the Company. The provisions are also intended to discourage certain tactics that may be used in proxy fights. The Board of Directors believes that as a general rule takeover

                                 Proxy - Page 2
proposals of that nature or use of those tactics would not be in the best interests of the Company and its stockholders.


Purpose and Effect of the Proposed Amendments


     The purpose and intended effect of the Proposed Amendments are to enhance the continuity and stability of the Company's management and to protect the stockholders by encouraging third parties that are interested in acquiring the Company to approach the Board of Directors with their intentions first. The Board of Directors believes that the Proposed Amendments will provide management with increased flexibility and time with which to respond adequately to such overtures and to represent stockholder interests.

     In protecting stockholders from unwanted attempts to take control of the Company, it is possible that the Proposed Amendments may also have a significant effect on the ability of stockholders of the Company to change the composition of the Board of Directors, even when such a change may be desired or deemed beneficial by a majority of such stockholders. In this respect, the Proposed Amendments may have the effect of making more secure the positions and decisions of the existing members of the Board of Directors. The Proposed Amendments could also have the effect of discouraging a potential acquirer from initiating or completing an acquisition or tender offer which is desired or deemed beneficial by stockholders of the Company. The Proposed Amendments could also deter certain potential acquirers from making unsolicited offers for control of the Company, if they anticipate that their offer will be viewed negatively by the Board of Directors. Furthermore, the application of any or all of the Proposed Amendments, either acting alone or together, may have the effect of decreasing or eliminating altogether any premiums that are often placed on the value of stock of a corporation which is receptive to or not protected from unsolicited acquisition overtures. Because the Proposed Amendments may have the effect of decreasing the likelihood of such unsolicited acquisition overtures, the approval of the Proposed Amendments could effectively lower or exclude altogether any such premiums from a determination of the value of the Company's Common Stock, which could in turn lower the market value of such stock compared to its potential market value had the Proposed Amendments not been adopted.


     Although at the present time the Board of Directors is not aware of any overtures to acquire the Company, management believes it is appropriate at this time to propose provisions which could lessen the possibility of an attempt by a potential acquirer to circumvent the Board of Directors to the detriment of stockholders.

                    ANTITAKEOVER MEASURES CURRENTLY IN PLACE


     The Company's By-laws and Restated Certificate of Incorporation currently include several provisions which could serve to protect stockholders and the Company from unwanted attempts to take control of the Company from the Board of Directors or the stockholders. In addition certain provisions of the Delaware General Corporation Law ("DGCL"), which are currently applicable to the Company and will remain

                                 Proxy - Page 3
applicable after adoption of the Proposed Amendments, also serve to protect stockholders in the event that such overtures are made.


Limitation of Persons Authorized to Call Special Stockholder Meetings


     The Company's By-laws allow special meetings of the stockholders to be called by the president, or by the Board of Directors, or by the secretary at the request of holders of 60% of the voting power of all outstanding shares of stock. This provision of the Company's By-laws is somewhat more restrictive than is required by the DGCL. Section 211(d) of the DGCL provides that special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or the by-laws. The Company has chosen to require holders of 60% of the voting power of all outstanding shares of stock to call a meeting primarily for administrative purposes of preventing unnecessary meetings of stockholders.
However, this requirement could have an antitakeover effect of preventing a significant stockholder from calling a special meeting to elect or remove directors. Operating in conjunction with the Proposed Amendments contained in this proxy statement, this requirement has the effect of making removal of directors between annual meetings more difficult.


Supermajority Vote Required to Change Number of Directors


     The Company's By-laws require an affirmative vote of two-thirds of the members of the Board of Directors to change the number of directors. The DGCL provides that the board of directors may determine the number of directors unless otherwise established in the certificate of incorporation. The requirement of a two-thirds majority may provide protection against hostile acquisition of board control. This By-law provision, together with the proposed classification of the Board of Directors, limits the ability of a person instituting a hostile takeover to alter the Board of Directors quickly.


Blank Check Preferred Stock

     The term "Blank Check Preferred Stock" generally refers to the inclusion of a provision in a company's certificate of incorporation which allows for the issuance of preferred stock and does not specify the characteristics or terms of the preferred stock to be issued. The Company has a Blank Check Preferred Stock provision in its Restated Certificate of Incorporation. The provision authorizes the Board of Directors to issue shares of preferred stock in one or more series and to determine the characteristics and terms of the preferred stock. In addition, the Board of Directors may redeem all or any part of any series of preferred stock at any time in compliance with the terms of the preferred stock.


     Faced with an attempted hostile takeover, a board of directors could use Blank Check Preferred Stock to create dilution effects, voting impediments or buyout obstacles, or to frustrate generally persons seeking to effect a merger or to otherwise gain control of the Company. It should be noted that most uses of the Company's

                                 Proxy - Page 4

Blank Check Preferred Stock as a takeover protection measure would require approval by the stockholders under the NASDAQ Marketplace Rules.


Delaware Takeover Statute


     The Company is subject to Section 203 of the DGCL ("Section 203") because neither the Company's Restated Certificate of Incorporation nor the By-laws include a provision which opts out of the restrictions imposed by Section 203.
Section 203 provides that, subject to certain exceptions specified therein, a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with an "Interested Stockholder" owning 15% or more of the corporation's outstanding voting stock, for a period of three years from the date the stockholder becomes an "Interested Stockholder" unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an "Interested Stockholder", (ii) upon consummation of the transaction which resulted in the stockholder becoming an "Interested Stockholder," the "Interested Stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares), or (iii) subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the "Interested
Stockholder". Except as otherwise specified in Section 203, an "Interested Stockholder" is defined to include (i) any person who is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (ii) the affiliates and associates of any such person.


No Cumulative Voting

     The Company does not currently authorize cumulative voting for election of directors. Cumulative voting would enable substantial minority stockholders to have representation on the Board of Directors. Absence of cumulative voting could be seen as an antitakeover measure.

                                 --------------

     The Board of Directors has no present intention to put before the stockholders any proposals, other than the Proposed Amendments, which would impact an attempt by a third party to obtain control of the Company.

                                 Proxy - Page 5

                          ITEM 1. AMENDMENT TO BY-LAWS

     The proposed By-law Amendment would establish a classified board of directors and establish related procedures governing the selection and removal of directors.

Text of Proposed Amendments

     Under the proposed By-law Amendment, Section 3.2 of the By-laws will read as follows:

     The number of directors which shall constitute the whole board shall consist of not less than four (4) nor more than twelve (12) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the board of directors pursuant to a resolution adopted by two-thirds of the entire board of directors, but no decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. At the 1999 annual meeting of stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 2000 annual meeting of stockholders, the term of office of the second class to expire at the 2001 annual meeting of stockholders and the term of office of the third class to expire at the 2002 annual meeting of stockholders, and with each class to hold office until its successors are elected and qualified or until his or her earlier death, resignation or removal in a manner permitted by statute or these by-laws. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Directors need not be stockholders.

     To conform with the amendment to Section 3.2, under the proposed By-law Amendment, Section 3.3 of the By-laws will read as follows:

     Except as provided in the certificate of incorporation of the corporation, vacancies occurring in the board of directors and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any newly-created directorships shall be allocated among the classes of directors so as to cause the three classes to be as nearly equal in number as possible. Any director elected in accordance with this paragraph will hold office for the remainder of the full term of the class of directors in which the new directorship was created or such vacancy occurred or until his or her earlier death, resignation or removal in a manner permitted by statute or these by-laws.

                                 Proxy - Page 6

     (Note that vacancies may be filled by the Board of Directors to serve for the remainder of the term of the applicable class.)

     To conform with the DGCL, which provides that stockholders in a company with a classified board of directors may remove directors only for cause, under the proposed By-law Amendment, Section 3.13 of the By-laws will read as follows:

     Except as otherwise provided by statute or the certificate of incorporation of the corporation, so long as the board of directors is classified in accordance with Section 141(d) of the General Corporation Law of Delaware, any director or the entire board of directors may be removed by the stockholders only for cause by a majority of the votes entitled to be cast at an election of directors.

Reasons for and Effects of Proposed Amendment


     At present, the Company's By-laws provide that all directors shall be elected at the annual meeting of stockholders to hold office until the next annual meeting and until their respective successors are duly elected and qualified. Currently a change in control of the Board of Directors could be effected in one annual or special stockholder meeting. Although there have been no problems in the past with respect to continuity or stability of the Board of Directors, classification of the Board of Directors, which in usual circumstances would prevent more than approximately one-third of the Board of Directors from being replaced at any annual meeting, will help assure the continuity and stability of the Company's management and policies. With a classified board of directors, in usual circumstances a majority of the directors will have prior experience as directors of the Company.

     Although neither the Board of Directors nor the management of the Company is aware of any actual or threatened change in the direction of control of the Company proposed by a third party, another purpose of this By-law Amendment is to protect stockholders from the possibility of a sudden change in the direction of the Company not supported by management or the Board of Directors, including an actual or threatened change in control. This By-law Amendment would make it more time-consuming to effect a change in the majority control of the Board of Directors and thus would reduce the vulnerability of the Company to an unsolicited proposal for the acquisition of the Company that does not contemplate the acquisition of all of the Company's outstanding shares of Common Stock at a fair price, or an unsolicited proposal for the restructuring or sale of all or part of the Company. A classified Board of Directors upon which directors serve three year terms requires at least two annual stockholder meetings in order to effect a change in control of the Board of Directors in usual circumstances.

     Often third parties accumulate stock in public companies with a view toward using a control block of stock to force a restructuring, merger or consolidation or forcing a corporation to repurchase the control block of stock at a premium. Such actions are often taken without advance notice to or consultation with the board of directors or management of the corporation. In many cases, such third parties seek representation on the corporation's board of directors in order to increase the likelihood that their proposals will be implemented by the corporation. If the corporation resists such efforts

                                 Proxy - Page 7
to obtain representation on the corporation's board of directors, such parties may commence proxy contests to have themselves or their nominees elected to the board of directors in place of certain directors or the entire board of directors. In some cases, the third party may not be interested in taking over the corporation, but may use the threat of a proxy fight or acquisition bid as a means of forcing the corporation to repurchase its holdings at a substantial premium over market price, possibly to the detriment of other stockholders.

     The Board of Directors of the Company believes that the threat of removal of the Company's directors in such situations would curtail the Board of Directors' ability to negotiate effectively with such persons. Management would be deprived of the time and information necessary to evaluate the particular proposal, to study alternative proposals and to help ensure that the best price is obtained for all stockholders in any transaction involving the Company that may ultimately be undertaken. By stabilizing the composition of the Board of Directors, the proposed By-law Amendment is designed to encourage any person who might seek to acquire control of the Company to consult first with the Company's Board of Directors and to negotiate with the Board of Directors the terms of any proposed business combination or tender offer.


     Acquisition overtures or changes in the directors of the Company that are proposed and effected without prior consultation and negotiation with the Company's Board of Directors may not necessarily be detrimental to the Company and its stockholders, and the adoption of this proposed By-law Amendment could discourage or frustrate future attempts to acquire control of the Company or shares of its stock that are not approved by the incumbent Board of Directors, but which a majority of stockholders might deem to be in their best interests. This proposed By-law Amendment, if adopted, could also delay or frustrate the assumption of control by a holder of a large block of shares of the Company's Common Stock or the removal of incumbent directors, even if a majority of the stockholders considered such events to be beneficial.


     Another effect of establishing a classified board is that it would be more difficult for stockholders to change the composition of the Company's Board of Directors, even when the only reason for such a change might be the performance of the incumbent directors. This occurs because the classification of the board affects every election of directors and is not triggered by the occurrence of a particular event, such as an unsolicited acquisition overture by a third party. Moreover, the presence of a classified board could have the effect of depressing the market price of the Company's Common Stock. Because of the possible effect of a classified board of directors upon unsolicited acquisition overtures, this proposed By-law Amendment could result in a minimization or elimination of acquisition market premiums associated with the Company's Common Stock, which could lower the value of such stock to stockholders of the Company.

     The Board of Directors believes that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company, by means of the existing and proposed measures described above, outweigh the disadvantages of discouraging such proposals and the disadvantages of restricting the removal of members of the Board of Directors.


                                 Proxy - Page 8

Vote Required


     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting is required for the approval and adoption of the By-law Amendment.


Recommendation


     The Board of Directors recommends a vote FOR the approval and adoption of the proposed By-law Amendment.


                                 Proxy - Page 9

           ITEM 2. AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

     The proposed Certificate Amendment would require that all stockholder actions be taken at a stockholder meeting and not by written consent.

Text of Proposed Amendment

     The Board of Directors recommends that the Company's Restated Articles of Incorporation be amended to add a new Article 11, which would read as follows:

     No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

Reasons for and Effects of the Proposed Amendment


     Under the DGCL, unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by stockholders of the Company may be taken without a meeting, without prior notice and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders at which all shares of stock entitled to vote thereon were present and voted. The Company's Restated Certificate of Incorporation currently contains no provision restricting or regulating stockholder action by written consent. The adoption of this proposed Certificate Amendment would eliminate the ability of the Company's stockholders to act by written consent in lieu of a meeting. It is intended to prevent solicitation of consents by stockholders seeking to effect changes without giving all of the Company's stockholders entitled to vote on a proposed action an adequate opportunity to participate at a meeting where such proposed action is considered. The proposed Certificate Amendment would prevent someone who holds or controls a large block of the Company's Common Stock from using the written consent procedure to take stockholder action outside of a stockholder meeting of which all stockholders would receive notice. The proposed Certificate Amendment would also protect stockholders from actions taken without their approval and outside of a forum in which they could express their opinions for or against such actions. It will enable the Company to set a record date for any stockholder voting and should reduce the possibility of disputes or confusion regarding the validity of purported stockholder action. The proposed Certificate Amendment could also provide some encouragement to a potential acquirer to negotiate directly with the Board of Directors.

     The Board of Directors does not believe that the elimination of stockholder action by written consent will create a significant impediment to a tender offer or other effort to take control of the Company. Nevertheless, the effect of this proposal may be to make more difficult or delay certain actions by a person or a group acquiring a substantial percentage of the Company's Common Stock, even though such actions might be desired by, or beneficial to, the holders of a majority of the Company's

                                Proxy - Page 10

Common Stock. Stockholders wishing to effectuate such a change would by required to bring their proposals to a properly called meeting. The Certificate Amendment could also hinder the ability of the holders of a majority of the Company's Common Stock to take legitimate or necessary action on behalf of all the stockholders without bringing such action before a properly called meeting of stockholders.

     The Board of Directors believes that the benefits of orderly and informed stockholder action that would result from the Certificate Amendment outweigh any disadvantages of eliminating the ability of stockholders to act by written consent.


Vote Required


     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the approval and adoption of the Certificate Amendment.


Recommendation


     The Board of Directors recommends a vote FOR the approval and adoption of the Certificate Amendment.

                                Proxy - Page 11

                     [Item 3 and Item 4 have been switched]

          ITEM 3. APPROVAL OF AMENDMENT TO DIRECTOR STOCK OPTION PLAN

     The Board of Directors adopted on March 17, 1999 Amendment No. 1 (the "Amendment") to the Company's Director Stock Option Plan (the "Plan"), subject to the approval of the Amendment by the stockholders at the annual meeting. The proposed Amendment is part of the Company's proposed revised arrangement for compensation of directors. See Item 4. "Election of Directors-Compensation of Directors".


Description of Amendment

     The Plan was adopted in 1994 and approved by the stockholders at the 1994 annual meeting. It provides for automatic grants of options to all directors and an additional automatic grant of options to newly elected directors.

     The proposed Amendment will modify the Plan in three respects:

          (i) Limit participation in the Plan to directors who are not employees of the Company;


          (ii) Eliminate the automatic grant of additional options to newly elected directors after providing options for directors, other than employees of the Company or its subsidiaries, who are first elected at the 1999 annual meeting of stockholders; and


          (iii)Authorize the board of directors to grant options to persons, other than employees of the Company or its subsidiaries, who become directors in the future in connection with their selection as directors.

Description of Plan as Amended

     The  following  is a  description  of the Plan as amended  by the  proposed
Amendment:

     The purpose of the Plan is to promote the long-term interests of the Company by attracting and retaining qualified and experienced persons to serve as directors of the Company and by providing additional incentive for directors of the Company to work for the success of the Company through continuing ownership of Common Stock.

     The Plan provides for the automatic annual grant to members of the Board of Directors who are not employees of the Company of options to purchase a specified number of shares of Common Stock at a price equal to the fair market value of those shares as of the date of grant. Seven persons are currently eligible to participate in the Plan. The options are granted to the directors as part of the consideration for their services to the Company as directors.

     Under the terms of the Plan, on the day after each annual meeting of stockholders of the Company, each director who is not an employee of the Company will be granted an option to purchase 6,000 shares of Common Stock. Options to acquire up

                                Proxy - Page 12
to an aggregate of 666,000 shares of Common Stock are available to be granted under the Plan (subject to adjustment for any stock dividends, reclassifications or similar events).


     The Plan provides for the grant of 5,500 additional options to directors, other than employees of the Company or its subsidiaries, who are first elected as directors at the 1999 annual meeting of stockholders. Thereafter, there will be no automatic grants of additional options to new directors, but the Board of Directors will have authority to grant options to new directors, other than employees of the Company or its subsidiaries, in connection with their selection as directors of the Company.

     Each option will entitle the holder to purchase Common Stock at fair market value as of the date of grant of the option. Each option may be exercised at any time after six months after it is granted. The exercise price is payable in cash or in shares of Common Stock already owned by the holder, valued at fair market value. Each option will have a term of 10 years, subject to earlier termination one year after the holder ceases to be a member of the Board of Directors.


     The Board of Directors is authorized to administer and interpret the Plan. The Board of Directors may amend or terminate the Plan, but stockholder approval is required of any amendment which would:

          (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except for adjustments for stock dividends, reclassifications or similar events);

          (ii) materially increase the benefits accruing to participants under the Plan;

          (iii)materially   modify  the   requirements  as  to  eligibility  for
               participating in the Plan; or

          (iv) amend (directly or indirectly) the provisions of the Plan relating to eligible recipients or the number or terms of options to be granted (except for adjustments for stock dividends, reclassifications or similar events).


     For tax purposes, options granted under the Plan will not be "incentive stock options" under the Internal Revenue Code. The grant of an option is not expected to result in any taxable income for the recipient or to have any tax consequences for the Company. Upon exercise of an option, the holder will recognize income equal to the excess of the fair market value of the shares of Common Stock purchased over the exercise price, and the Company will be entitled to a deduction in that amount.


     At March 31, 1999, the closing price of one share of Common Stock was $13.25.


     The following table sets forth the options to be received under the Plan on the day after the 1999 annual meeting by certain persons and groups of persons, if the Amendment is approved by the stockholders (assuming the nominees for director named in this proxy statement are elected). The following table also sets forth the options such persons and groups of persons would have received under the Plan in the Company's fiscal year ended December 31, 1998, if the Plan (as amended) had been in effect during such fiscal year.


                                Proxy - Page 13

                                  PLAN BENEFITS
                           Director Stock Option Plan

                                                  Number of Shares
                                                  Subject to Option
Name and Position                                 1999         1998
-----------------                                 -----------------
Edward A. Burkhardt,                                -           -
Chairman, President and
Chief Executive Officer

Thomas F. Power, Jr.,                               -           -
Executive Vice President
and Chief Financial Officer


J. Reilly McCarren,                                 -           -
Executive Vice President and
Chief Operating Officer of
North American Operating Subsidiaries


Earl J. Currie,                                     -           -
Vice President, Planning


Glenn J. Kerbs,                                     -           -
Vice President, Engineering
of North American Operating Subsidiaries


Executive Group                                     -           -

Non-Executive Director Group                   53,000(1)     30,000(2)

Non-Executive Officer Employee Group                -           -

----------------
(1) After the 1999 annual meeting of stockholders, each nominee for election who is elected will receive options for 6,000 shares and each of Thomas E. Evans and John W. Rowe will receive options for an additional 5,500 shares.
(2) If the Plan as amended had been in effect in the fiscal year ended 1998, five nominees for director at the 1999 annual meeting (Carl Ferenbach, Roland V. McPherson, Thomas W. Rissman, A. Francis Small and Robert H. Wheeler) each would have received options for 6,000 shares.

Vote Required


     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting is required for approval and adoption of the proposed Amendment.


Recommendation

     The Board of Directors recommends a vote FOR approval of the proposed amendment to the Plan.

                                Proxy - Page 14

                         ITEM 4. ELECTION OF DIRECTORS

     Assuming adoption and effectiveness of the By-law Amendment, the Board of Directors will be divided into three classes, two of which will consist of three directors and one of which will consist of four directors. If for any reason the By-law Amendment is not adopted, each person elected as a director at the annual meeting will serve until the next annual meeting of stockholders or until a successor is duly elected and qualified.

     Ten persons have been nominated by the Board of Directors for election at the stockholders' meeting to serve for the applicable terms indicated below or until their respective successors are elected and qualified. The ten nominees receiving the highest number of votes at the stockholders' meeting will be elected as directors, with three of such nominees serving for a three-year term which expires at the Company's 2002 annual meeting of stockholders, three of such nominees serving for a two-year term which expires at the Company's 2001 annual meeting of stockholders, and four of such nominees serving for a one-year term which expires at the Company's 2000 annual meeting of stockholders. If for any reason any of these nominees becomes unable or is unwilling to serve at the time of the meeting, the persons named in the enclosed proxy card will have discretionary authority to vote for a substitute nominee or nominees. It is not anticipated that any nominee will be unavailable for election.

     The following information regarding the nominees for election to the Board of Directors includes each nominee's present principal occupation, period of service as a director of the Company and its subsidiaries, other business experience during the last five years and directorships in affiliates of the Company and in other publicly held companies:


Nominees for Three-Year Term Expiring at the 2002 Annual Meeting


     Edward A. Burkhardt, age 60, has served as a director, President and Chief Executive Officer of the Company since its formation in 1987. He was elected to the additional position of Chairman in January 1996. He also serves as a director, President and Chief Executive Officer of each of the Company's subsidiaries. Mr. Burkhardt is also a director and Chairman of the Board of Tranz Rail Holdings Limited ("Tranz Rail"), the publicly held New Zealand railroad in which the Company has an investment, a director, Chairman and Chief Executive Officer of English Welsh & Scottish Railway Holdings Limited ("EW&S"), the United Kingdom railroad in which the Company has an investment, and a director and the Chairman of the Board of Australian Transport Network Limited ("ATN"), the Australian rail holding company in which the Company has an investment. He is also the President and Treasurer of the San Luis Central Railroad Company (a privately owned company). From 1967 to 1987, Mr. Burkhardt was employed by the Chicago and North Western Transportation Company, most recently as Vice President, Transportation. Mr. Burkhardt has 38 years of railroad management experience.


                                Proxy - Page 15

     Thomas W. Rissman, age 41, has served as a director of the Company since January 1992 and is also a director of each of the subsidiaries of the Company other than Algoma Central Railway Inc. ("ACRI") and WC Canada Holdings, Inc. ("WCCHI"). Mr. Rissman also has served as Secretary of the Company, a non-executive office, since June 1991. Mr. Rissman also serves as a director of Tranz Rail, EW&S and ATN. Mr. Rissman has been a member of the law firm of McLachlan, Rissman & Doll since December 1987.

     John W. Rowe, age 53, has served as a director of the Company since July 1998. Since March 1998, he has served as chairman, president and chief executive officer of Unicom Corporation in Chicago, Illinois. From 1989 to 1998, Mr. Rowe served as president, chief executive officer and a director of New England Electric System. From 1984 to 1989, he served as president and chief executive officer of Central Maine Power Company. Mr. Rowe served as senior vice president of law for Consolidated Rail Corporation from 1980 to 1984. Mr. Rowe began his career with the Chicago law firm of Isham, Lincoln and Beale where he became a partner in 1978. Mr. Rowe also serves as a director of BankBoston Corporation and UNUM Corporation.

Nominees for Two-Year Term Expiring at the 2001 Annual Meeting

     Thomas E. Evans, age 47, has served as a director of the Company since July 1998. Since 1995, Mr. Evans has been employed by Tenneco Automotive in Lake Forest, Illinois, where he currently serves as president. Prior to 1995 he served six years in various senior management positions with Case Corporation, two years with Federal-Mogul Corporation and fourteen years with Rockwell International's Automotive Operations.

     Thomas F. Power, Jr., age 58, has served as a director, Executive Vice President and Chief Financial Officer of the Company since its formation in 1987. He serves as Executive Vice President and Chief Financial Officer of each of the Company's subsidiaries and as a director of each of the Company's subsidiaries other than ACRI and WCCHI. Mr. Power also serves as a director of Tranz Rail, EW&S and ATN. From 1970 to 1985, Mr. Power was employed by the Chicago, Milwaukee, St. Paul and Pacific Railroad Company, most recently as Chief Financial Officer. Mr. Power has over 31 years of railroad management experience.

     Robert H. Wheeler, age 53, has served as a director of the Company since its formation in 1987 and is also a director of each of the subsidiaries of the Company other than ACRI and WCCHI. Mr. Wheeler also serves as a director of Tranz Rail. Mr. Wheeler was a member of the law firm of Oppenheimer Wolff & Donnelly from December 1987 to August 1994 and is now of counsel to that firm.

                                Proxy - Page 16

Nominees for One-Year Term Expiring at the 2000 Annual Meeting


     Carl Ferenbach, age 56, has served as a director of the Company since 1987. He also serves as a director of three of the Company's principal subsidiaries, Wisconsin Central Ltd. ("WCL"), Fox Valley & Western Ltd. ("FVW") and Wisconsin Central International, Inc. ("WCI"). Mr. Ferenbach also serves as a director of Tranz Rail, EW&S, ATN and US Can Corporation and serves as Chairman of the Board of Crown Castle International Corporation (U.S.). Since 1986, he has been a Managing Director of Berkshire Partners LLC, Boston, Massachusetts, a private equity firm sponsoring and investing in acquisitions and recapitalizations.

     J. Reilly McCarren, age 42, has served as a director of the Company since December 1998. Since July 8, 1996, Mr. McCarren has also served as the Executive Vice President and Chief Operating Officer of the Company's North American Operating Subsidiaries. From 1990 to 1996, Mr. McCarren served as the president of Gateway Western Railway Company. From 1988 to 1990, Mr. McCarren served as the General Superintendent - Transportation of the Chicago, Missouri and Western Railway. From 1978 to 1988, Mr. McCarren held various operating positions with Conrail. Mr. McCarren has 20 years of railroad management experience.

     Roland V. McPherson, age 64, has served as a director of the Company since 1987. He also serves as a director of WCL, FVW and WCI. Mr. McPherson is currently self-employed. From 1989 to 1998, he was employed as the Chairman and Chief Executive Officer of Sullivan Industries, Inc. (a manufacturer of air compressors). From May 1976 until 1988, Mr. McPherson was employed as Chairman and Chief Executive Officer of Armstrong Containers, Inc. (a manufacturer of metal containers).


     A. Francis Small, age 53, has served as a director of the Company since December 1996. Dr. Small has been a director and the Managing Director of Tranz Rail and its predecessors since 1990 and has been employed by Tranz Rail and its predecessors for 33 years. Dr. Small also serves as a director and the Managing Director of ATN. Dr. Small has 23 years of railroad management experience.

Vote Required

     Election of nominees to the Board of Directors requires the approval of the holders of a plurality of the total votes cast at the stockholders' meeting.

Recommendation

     The Board of Directors recommends a vote FOR the slate of nominees set forth above.

                                Proxy - Page 17

Information Regarding Board of Directors

     Committees of the Board of Directors. The Board of Directors of the Company currently maintains an Executive Committee, an Audit Committee, a Compensation Committee, a Finance Committee and a Governance Committee. The Board of Directors does not maintain a Nominating Committee.

     The Executive Committee is authorized to meet between meetings of the Board of Directors and, except as restricted by law, possesses the authority to act for and on behalf of the Board of Directors. The members of the Executive Committee are Edward A. Burkhardt (Chairman), Carl Ferenbach, Thomas F. Power, Jr. and Robert H. Wheeler.


     The Audit Committee annually recommends the selection of a firm of independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the coming year. The Audit Committee also reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' audits of the accounting records, the results of those audits, the independent public accountants' fees, any issues identified by the independent public accountants regarding internal accounting controls and related recommendations. The Company's internal audit department reports to the Audit Committee. The members of the Audit Committee are Roland V. McPherson (Chairman), John W. Rowe and Thomas W. Rissman. No member of the Audit Committee is an executive officer of the Company.


     The Compensation Committee makes recommendations to the Board of Directors as to the salaries and other compensation of all elected officers and as to the benefit plans for all Company employees. The members of the Compensation Committee are Robert H. Wheeler (Chairman), Thomas E. Evans and Carl Ferenbach. No member of the Compensation Committee is an executive officer of the Company.

     The Finance Committee makes recommendations to the Board of Directors and is given specific authority by the Board of Directors from time to time to act on behalf of the Board of Directors in approving certain matters relating to the issuance of securities by the Company. The members of the Finance Committee are Carl Ferenbach (Chairman), Thomas W. Rissman and Robert H. Wheeler.


     The Governance Committee is responsible for establishing the agenda and meeting dates for the Board of Directors and makes recommendations to the Board of Directors for establishing procedures for the conduct of the Board of Directors' meetings and related matters. The members of the Governance Committee are Robert H. Wheeler (Chairman), Carl Ferenbach and John W. Rowe.


                                Proxy - Page 18

     Meetings of the Board of Directors and Committees. During 1998, the Board of Directors of the Company met seven times, the Audit Committee met two times and the Compensation Committee met five times. The Finance Committee and the Executive Committee did not meet. The Governance Committee was established on March 17, 1999.

     Compensation of Directors. The following table sets forth the compensation earned by the directors of the Company for 1998.

                   Director Compensation for Last Fiscal Year

Name                         Annual          Meeting        Security Grants
                         Retainer Fees($)    Fees($)     Stock Options (Shares)
--------------------     ---------------    ---------   ------------------------

Edward A. Burkhardt             (1)             (1)              6,000
Thomas E. Evans              10,417           3,000             12,500
Carl Ferenbach               25,000           7,750              6,000
J. Reilly McCarren              (1)             (1)                  -
Roland V. McPherson          25,000          10,000              6,000
Thomas F. Power, Jr.            (1)             (1)              6,000
Thomas W. Rissman            25,000           8,250              6,000
John W. Rowe                 10,417           3,750             12,500
A. Francis Small             25,000           7,000              6,000
Robert H. Wheeler            25,000          10,000              6,000

--------------
(1) Directors who are full-time employees of the Company do not receive additional cash compensation for their services as directors.

                                Proxy - Page 19

Executive Compensation

     Summary of Compensation. The following table summarizes the total compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company for fiscal year 1998 and the total compensation of each such individual for the Company's two previous fiscal years.

                           Summary Compensation Table

                                                                  Long-Term
                                        Annual Compensation  Compensation Awards
                                        -------------------  -------------------
Name and Principal                       Salary     Bonus       Stock Options
Position                          Year    ($)       ($)(1)       (Shares)(2)
-------------------------         ----  --------   --------  -------------------
Edward A. Burkhardt,              1998   525,000    349,125          6,000
  President and Chief             1997   472,000    106,294          6,000
  Executive Officer               1996   450,000          -          6,000

Thomas F. Power, Jr.,             1998   430,000    285,950          6,000
  Executive Vice President        1997   388,500     87,490          6,000
  and Chief Financial Officer     1996   370,000          -          6,000


J. Reilly McCarren,               1998   225,000    149,625              -
  Executive Vice President        1997   204,000     45,941              -
  and Chief Operating Officer     1996    96,212    210,000         90,000
  of North American Operating
  Subsidiaries (3)


Earl J. Currie,                   1998   160,000     84,320              -
  Vice President, Planning (4)    1997   153,000     27,571              -
                                  1996   100,000          -         30,000

Glenn J. Kerbs,                   1998   153,000     80,631              -
  Vice President, Engineering     1997   145,800     26,273              -
  of North American Operating     1996   140,000          -              -
  Subsidiaries

--------------
(1) Annual bonus amounts were earned and accrued during the fiscal years indicated and paid after the end of each applicable fiscal year.
(2) Adjusted as appropriate for the three-for-one stock split which was effective on May 31, 1996.

(3) Mr. McCarren became an employee of the Company in July 1996. His 1996 bonus was paid in connection with his becoming an employee of the Company. North American Operating Subsidiaries are WCL, FVW, Sault Ste. Marie Bridge Company and ACRI.

(4)  Mr. Currie became an employee of the Company in May 1996.

                                Proxy - Page 20

     Stock Option Grants in 1998. The following table sets forth information concerning the grant of stock options during 1998 to the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                                    Option Grants In Last Fiscal Year
                                                                                          Potential
                                                                                          Realizable
                                                                                           Value at
                                         Percentage                                        Assumed
                                          of Total                                     Annual Rates of
                           Number of      Options                                        Stock Price
                           Securities    Granted to                                      Appreciation
                           Underlying    Employees      Exercise                             For
                            Options         in           Price                          Option Term(2)
                            Granted     Fiscal Year      ($ Per      Expiration      --------------------
Name                       (Shares)       1998(%)        Share)        Date           5%($)        10%($)
-------------------------  ----------  -------------   ----------   ------------     -------      -------
Edward A. Burkhardt(1)        6,000        6.2          22.5625       5/21/08        85,137       215,753
Thomas F. Power, Jr.(1)       6,000        6.2          22.5625       5/21/08        85,137       215,753
J. Reilly McCarren                -          -             -             -             -             -
Earl J. Currie                    -          -             -             -             -             -
Glenn J. Kerbs                    -          -             -             -             -             -

----------------
(1) Options were granted to Mr. Burkhardt and Mr. Power under the Company's Director Stock Option Plan.
(2) Potential realizable value is based on an assumption that the stock price appreciates from the stated exercise price at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price.

     Option Exercises and Year-End Value of Options. The following table sets forth information concerning the exercise of stock options during 1998, and the year-end value of unexercised options, for the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                               Option Exercises and Year-End Value Table

                                                                                    Value of Unexercised
                           Shares                   Number of Securities           In-the-Money Options at
                          Acquired                  Underlying Options at          December 31, 1998($)(1)
                             on        Value          December 31, 1998          ---------------------------
Name                      Exercise    Realized    Exercisable   Unexercisable    Exercisable   Unexercisable
----------------------    --------    --------    ---------------------------    ---------------------------

Edward A. Burkhardt           -          -          30,000              -           73,215              -
Thomas F. Power, Jr.          -          -          30,000              -           73,215              -
J. Reilly McCarren            -          -          30,000         60,000                -              -
Earl J. Currie                -          -          15,000         15,000                -              -
Glenn J. Kerbs                -          -          30,000              -          113,025              -

----------------
(1) Based on the closing price of one share of Common Stock on December 31, 1998 ($17.1875) less the exercise price.

                                Proxy - Page 21

     The Company has adopted a revised compensation arrangement for directors to be effective after the 1999 annual meeting, subject to approval by the stockholders of the amendment to the Director Stock Option Plan described in
Item 3. Under the new arrangement directors who are not employees of the Company or its subsidiaries will receive annual compensation in the amount of $30,000 and options to acquire 6,000 shares (subject to adjustment for stock dividends, stock splits and similar events). Additional fees for attending meetings will be discontinued, and directors who are employees will not receive additional compensation for their services as directors. Of the $30,000 of compensation, 50% will be in the form of awards of phantom stock priced at fair market value and subject to mandatory redemption after the recipient ceases to be a director of the Company. The other 50% will be payable in cash or, at the option of the director, in additional phantom stock with the same terms. Each person who becomes a director in the future may be issued additional options under the amended Director Stock Option Plan as determined by the Board of Directors in connection with selection of the new director.


Compensation Committee Interlocks and Insider Participation

     Robert H. Wheeler, the Chairman of the Compensation Committee, is of counsel to Oppenheimer Wolff & Donnelly, which has provided legal and other services to the Company in connection with various labor matters, litigation, regulatory issues and corporate and acquisition issues since shortly after the Company's formation and continues to provide such services to the Company.

Compensation Committee Report on Executive Compensation

     The  following  is a report of the  Compensation  Committee of the Board of
Directors:


     The Compensation Committee reviews the salaries of each executive officer of the Company annually. It consults with the Chief Executive Officer regarding salaries other than those of the two executive directors, and it makes recommendations to the Board of Directors for salaries of the executive officers. In performing its duties the Compensation Committee has used the services of outside compensation consultants and has reviewed compensation surveys that are periodically published by compensation consulting firms. Each year the Compensation Committee also recommends specific implementation of the Company's management incentive compensation plan for the year, for consideration by the Board of Directors. That plan, as implemented for 1998, provides for cash payments to management based on the North American Operating Subsidiaries' achieving operating income, after certain adjustments, at or above a target level and on certain additional performance and safety results. The annual performance targets have been established for each year based upon the North American Operating Subsidiaries' operating plan for that year and are designed to provide incentives to meet or exceed the operating plan. The amount of incentive compensation paid to executive officers for 1998 was a percentage of base salary based on the amount by which the performance targets for the year were exceeded, in accordance with a schedule approved when the targets for the year were established.

                                Proxy - Page 22

     The Company has not established incentive compensation based on the performance of the Common Stock of the Company. All executive officers of the Company hold stock of the Company and options to acquire additional shares of Common Stock of the Company. In most cases the executive officer's holdings of Company securities represent a substantial proportion of his net worth. The Committee believes that these holdings have created economic interests for management consistent with those of the Company's other stockholders.


     The Chief Executive Officer receives a base salary as recommended by the Compensation Committee and approved by the Board of Directors. In addition, the Chief Executive Officer participates in the incentive compensation program described above. The salary of the Chief Executive Officer was first negotiated in October 1987 when the Company was organized and has been increased in each succeeding year after an annual review by the Compensation Committee. In its annual review of the Chief Executive Officer's base salary, the Compensation Committee considers the Chief Executive Officer's responsibilities and performance, as well as the compensation paid to chief executives of other rail transportation companies and other industrial companies of comparable size. As described above for all executive officers, the incentive compensation of the Chief Executive Officer for fiscal year 1998 was paid in accordance with the terms of the management incentive compensation plan. The Chief Executive Officer's incentive compensation is not based upon performance of the stock of the Company. A significant factor in the Compensation Committee's consideration of incentive compensation for the Chief Executive Officer is his ownership of 3,583,004 shares of Common Stock and the resulting consistency of his economic interests with those of the Company's other stockholders.

     The Company's policy with respect to executive compensation is to have all compensation qualify for deductibility under the provisions of the Internal Revenue Code.

                                   The Compensation Committee

                                   Robert H. Wheeler, Chairman
                                   Thomas E. Evans
                                   Carl Ferenbach

                                Proxy - Page 23

Transactions With Management And Others


     Affiliates of Berkshire Partners LLC ("Berkshire"), of which Carl Ferenbach is an executive officer, director and beneficial owner, granted the Company an option to purchase up to 266,200 shares of ATN, in connection with the investment by both the Company and Berkshire in ATN in November 1997. The options may be exercised at any time prior to November 14, 2002 and currently have an exercise price of Aust$1.07 per share or Aust$285,000 in the aggregate (approximately US$179,000 at current exchange rates). The exercise price increases approximately 3.5% at each November 14th.


     Oppenheimer Wolff & Donnelly, to which Robert H. Wheeler is of counsel, has provided legal and other services to the Company in connection with various labor matters, litigation, regulatory issues and corporate and acquisition issues since shortly after the Company's formation and continues to provide such services to the Company. The amounts paid during 1998 were $1,054,000.

     McLachlan, Rissman & Doll, of which Thomas W. Rissman is a member, has provided legal and other services to the Company in connection with various corporate, acquisition and financing matters since December 1, 1987 and continues to provide such services to the Company. The amounts paid during 1998 were $334,000.


     Tranz Rail, of which six directors of the Company are directors and hold shares or both options and shares, is party to a Management Services Agreement with the Company under which the Company provides management services to Tranz Rail. The amounts earned by the Company for services under the Tranz Rail Management Services Agreement in 1998 were $700,000.


     EW&S, of which four directors of the Company are directors and hold shares and options, is party to a Management Services Agreement with the Company under which the Company provides management services to EW&S. The amounts earned by the Company for services under the EW&S Management Services Agreement in 1998 were $2,282,000.

Stock Price Performance Graph


     The following graph compares the cumulative total stockholder return on the Company's Common Stock during the period from December 31, 1993 through December 31, 1998 with the cumulative total return on the S&P 500 Index and the S&P Railroads Index during that period assuming the investment of $100 in the Company's Common Stock and in each such index at the beginning of such period and the reinvestment of all dividends.


                                Proxy - Page 24

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
              AMONG WISCONSIN CENTRAL TRANSPORTATION CORPORATION,
               THE S & P 500 INDEX AND THE S & P RAILROADS INDEX

                    Tabular Representation of Omitted Graph


                 12/31/93   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
                 --------   --------   --------   --------   --------   --------
Company             100        138        220        398        235        173

S & P 500           100        101        139        171        229        294

S & P Railroads     100         86        126        157        177        163


Principal Stockholders


     The following table sets forth the beneficial ownership of the Company's Common Stock (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each director,
(iii) by each of the executive officers listed in the Summary Compensation Table and (iv) by all directors and executive officers as a group. Except as indicated in notes to the table, each beneficial owner listed in the table has advised the Company or indicated in filings with the Securities and Exchange Commission that such owner has sole investment and voting power with respect to the shares of Common Stock indicated. The information in the table is provided based on information known to the Company as of March 31, 1999.

                                Proxy - Page 25

                             Principal Stockholders


                                                   Shares Beneficially Owned (1)
                                                   -----------------------------
Name                                               Number                Percent
------                                             ------                -------
Southeastern Asset Management, Inc. (2)           5,504,500               10.76
Edward A. Burkhardt (3)                           3,583,604                6.99
Capital Research and Management Company (4)       2,999,300                5.86
Scudder Kemper Investments, Inc. (5)              2,770,925                5.42
Thomas F. Power, Jr. (6)                          1,031,418                2.01
Robert H. Wheeler                                   532,000                1.04
Roland V. McPherson                                 507,582                 *
Glenn J. Kerbs                                      249,198                 *
J. Reilly McCarren                                  180,400                 *
Thomas W. Rissman (7)                               116,514                 *
Carl Ferenbach                                      104,926                 *
Earl J. Currie                                       60,194                 *
A. Francis Small (8)                                 33,000                 *
John W. Rowe (9)                                      6,000                 *
Thomas E. Evans                                       5,000                 *
Directors and executive officers as a group
     (19 persons) (10)                            8,122,927               15.64

----------------------
* Percentage beneficially owned does not exceed 1%.

(1) Any shares of Common Stock which a person has the right to acquire through exercise of options exercisable within 60 days after March 31, 1999 are considered to be outstanding for purposes of this table. Listed stockholders have such options to acquire shares of Common Stock in the following numbers: Mr. Burkhardt: 100,000; Mr. Power: 85,000; Mr. Wheeler:
     30,000; Mr. McPherson:  30,000; Mr. Kerbs: 40,000; Mr. Rissman: 30,000; Mr.
     Ferenbach:  30,000;  Mr.  McCarren:  129,000;  Dr. Small:  24,000;  and Mr.
     Currie: 58,000.
(2) According to a Schedule 13G filed as of March 9, 1999 with the Securities and Exchange Commission by Southeastern Asset Management, Inc. ("Southeastern") and Longleaf Partners Small Cap-Fund ("Longleaf") which indicates that Southeastern has sole voting power with respect to 337,000 of these shares, sole dispositive power with respect to 735,100 of these shares, shared voting power with respect to 2,670,800 of these shares, no voting power with respect to 398,100 of these shares and shared dispositive power with respect to 2,670,800 of these shares; and Longleaf has no sole voting or sole dispositive power with respect to these shares but has shared voting and shared dispositive power with respect to 4,769,400 of these shares. Beneficial ownership of these shares is disclaimed by Southeastern. The address of Southeastern and Longleaf is 6410 Poplar Ave., Suite 900, Memphis, Tennessee 38119.
(3) Includes 600 shares held by Mr. Burkhardt's daughter and as to which Mr. Burkhardt disclaims beneficial ownership. The address of Mr. Burkhardt is Suite 9000, One O'Hare Centre, 6250 North River Road, Rosemont, Illinois 60018.

(4) According to a Schedule 13G filed as of February 11, 1999 with the Securities and Exchange Commission by Capital Research and Management Company ("CRMC") which indicates that CRMC has sole dispositive power with respect to these shares and does not have sole or shared voting power with respect to these shares. Beneficial ownership of these shares is disclaimed by CRMC. The

                                Proxy - Page 26
     address of CRMC is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.
(5) According to a Schedule 13G filed as of February 11, 1999 with the Securities and Exchange Commission by Scudder Kemper Investments, Inc. ("Scudder") which indicates that Scudder has sole voting power with respect to 793,625 of these shares, shared voting power with respect to 1,122,600 of these shares and sole dispositive power with respect to all these shares. The address of Scudder is 345 Park Avenue, New York, New York 10154.
(6) Includes 57,000 shares held for the benefit of Mr. Power's spouse who has sole voting and sole dispositive power with respect to those 57,000 shares.
(7) Mr. Rissman serves as one of two co-trustees who share voting and dispositive power with respect to 1,068,066 shares held by the Mary Cynthia
     K. McLachlan Trust.
(8) Dr. Small reports that he has shared voting and dispositive power with respect to these shares.
(9) Includes 2,000 shares held by Mr. Rowe's spouse who has sole voting and sole dispositive power with respect to those 2,000 shares.
(10) Includes (i) the 600 shares held by Mr. Burkhardt's daughter and referred to in Note 3, (ii) the 57,000 shares owned by Mr. Power's spouse and referred to in Note 6, (iii) the 1,068,066 shares owned by the Mary Cynthia
     K. McLachlan Trust and referred to in Note 7, (iv) the 2,000 shares owned by Mr. Rowe's spouse and referred to in Note 9, and (v) 796,200 shares which directors and executive officers have the right to acquire through exercise of options within 60 days after March 31, 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock (collectively "Reporting Persons") to file reports of ownership and changes in ownership with the Commission. Reporting Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons, the Company believes that during fiscal 1998 all Reporting Persons complied with all applicable filing requirements.

                                Proxy - Page 27

                         INDEPENDENT PUBLIC ACCOUNTANTS


     The Board of Directors has selected KPMG LLP as independent public accountants to conduct the annual audit of the financial statements of the Company for the fiscal year ending December 31, 1999.

     Representatives of KPMG LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.


                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge to each stockholder, on written request, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the financial statement schedules, but excluding the exhibits, required to be filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1998. Written requests should be directed to:

               Investor Relations
               Wisconsin Central Transportation Corporation
               Post Office Box 5062
               Rosemont, Illinois 60017-5062

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 2000 annual meeting of the Company must be received by the Company no later than December 31, 1999 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to the 2000 annual meeting. Any stockholder proposal received after December 31, 1999 will be considered untimely and will not be eligible for inclusion in the Company's proxy statement and form of proxy relating to the 2000 annual meeting.

                                 OTHER MATTERS

     The cost of soliciting proxies by mail, telephone, telecopy or in person, as needed, will be borne by the Company. Officers or regular employees of the Company may, without additional compensation, engage in the solicitation of proxies by telecopy, telephone or personal calls.

     Highlights of the meeting will be included in the report to stockholders on the second quarter of 1999, to be mailed on or about August 15, 1999.

                                      By Order of the Board of Directors,

                                      Thomas W. Rissman
                                      Secretary

                                Proxy - Page 28

                  APPENDIX 1 TO PROXY STATEMENT - FORM OF PROXY


                                      PROXY

                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION

         This Proxy is Solicited on Behalf of the Board of Directors of Wisconsin Central Transportation Corporation

The undersigned appoints Edward A. Burkhardt, Thomas F. Power, Jr., Robert H. Wheeler, Thomas W. Rissman, or any of them, proxies, with full power of substitution, to vote all shares of Common Stock of Wisconsin Central Transportation Corporation ("WCTC") owned of record by the undersigned upon all matters properly coming before the 1999 Annual Meeting of Stockholders to be held on May 20, 1999 and any adjournments thereof.


This proxy is to be voted as directed on the reverse side of this card. IN THE ABSENCE OF SPECIFIC DIRECTION, THE PROXIES WILL VOTE THE SHARES OF THE PERSON WHO SIGNS THE REVERSE SIDE OF THIS PROXY (1) FOR ITEM 1--APPROVAL OF THE AMENDMENT TO THE BY-LAWS, (2) FOR ITEM 2--APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION, (3) FOR ITEM 3--APPROVAL OF THE AMENDMENT TO DIRECTOR STOCK OPTION PLAN, (4) FOR ITEM 4--ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE AND (5) IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Please sign and date this proxy on the reverse side and return it promptly in the enclosed envelope or vote by telephone or via the Internet.



SEE REVERSE SIDE         (To be signed on reverse side)         SEE REVERSE SIDE

                              Appendix 1 - Page 1

Vote by Telephone                        Vote by Internet

It's fast, convenient, and immediate!    It's fast, convenient, and your vote is
Call Toll-Free on a Touch-Tone Phone     immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683) or
call collect on a touch-tone phone
1-201-536-8073.

Follow these four easy steps:            Follow these four easy steps:

1.  Read the accompanying Proxy          1.  Read the accompanying Proxy
    Statement and Proxy Card.                Statement and Proxy Card.

2.  Call   the   toll-free   number      2.  Go to the Website
    1-877-PRX-VOTE (1-877-779-8683)          http.//www.eproxyvote.com/wclx
    or call collect on a touch-tone
    phone 1-201-536-8073.

3.  Enter your 14-digit Control Number   3.  Enter your 14-digit Control Number
    located on your Proxy Card above         located on your Proxy Card above
    your name.                               your name.

4. Follow the recorded instructions.     4.  Follow the instructions provided.

Your vote is important!                  Your vote is important!
Call 1-877-PRX-VOTE anytime!             Go to http://www.eproxyvote.com/wclx
                                         anytime!

    Do not return your Proxy Card if you are voting by Telephone or Internet

                              THANK YOU FOR VOTING
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                   DETACH HERE

[ X ]  Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4, all of which are proposed by WCTC.

1.   Approval of Amendment to By-laws
     [ _ ] For        [ _ ] Against        [ _ ] Abstain

2.   Approval of Amendment to Restated  Certificate of Incorporation
     [ _ ] For        [ _ ] Against        [ _ ] Abstain


3.   Approval of Amendment to Director Stock Option Plan
     [ _ ] For        [ _ ] Against        [ _ ] Abstain

4.   Election of Ten Directors
     For Three-Year  Term*:
          (01)Edward A. Burkhardt, (02)Thomas W. Rissman, (03)John W. Rowe
     For Two-Year Term*:
          (04)Thomas E. Evans, (05)Thomas F. Power, Jr., (06)Robert H. Wheeler For One-Year Term:
          (07)Carl Ferenbach, (08)J. Reilly McCarren, (09)Roland V. McPherson,
          (10)A. Francis Small
     *If Item 1 is not approved, vote is for a one-year term for all nominees. [ _ ] For all nominees
     [ _ ] Withhold  from all  nominees
     [ _ ] For all nominees except
                                  -------------------------------



MARK HERE IF YOU PLAN TO ATTEND THE MEETING       [    ]


MARK HERE FOR ADDRESS CHANGE AND NOTE LEFT        [    ]


Please sign and date this proxy and return it promptly whether or not you plan to attend the meeting.

Sign exactly as name appears on this card. Joint owners should both sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

Signature:                               Signature:
          -------------------------                -----------------------------
Date:                                    Date:
     ------------------------------           ----------------------------------

                              Appendix 1 - Page 2

    APPENDIX 2 TO PROXY STATEMENT - AMENDMENT TO DIRECTOR STOCK OPTION PLAN


                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION

                  AMENDMENT NO. 1 TO DIRECTOR STOCK OPTION PLAN

1. The Wisconsin Central Transportation Corporation Director Stock Option Plan (the "Plan") is amended as follows:

(a)  Section 3.1 is amended to read in its entirety as follows:

          "3.1. Eligibility and Participation. Participants in this Plan shall be each of those persons who, at the date of a grant of Options under
     Section 6 of this Plan, are directors of the Company and are not employees of the Company or its subsidiaries."

(b)  Section 4.1 is amended to read in its entirety as follows:

          "4.1. Limited Power to Grant Options. Except as provided in Section 6.3(c) with respect to the granting of options to new directors, the Board shall have no power to determine the granting of Options under this Plan. Except as provided in Section 6.3(c), all Options under this Plan will be granted as provided herein without further action by the Board."

(c)  Section 6.1 is amended to read in its entirety as follows:

          "6.1. Grants of Options. All grants of options shall be subject to the terms and conditions of this Section 6. Except for options granted pursuant to section 6.3(c), all grants of options under this Plan shall be automatic and non-discretionary."

(d)  Section 6.3 is amended to read in its entirety as follows:

     "6.3.Subsequent Grants of Options.

     (a) On the day after the annual meeting of stockholders of the Company held in 1999 and each year thereafter, each person who on that day is a director and not an employee of the Company or its subsidiaries, shall be granted on that day an Option to purchase 6,000 shares of Stock.

     (b) On the day after the annual meeting of stockholders of the Company held in 1999, each director who is first elected to serve as director at that annual meeting shall be granted on that day an Option to purchase an additional 5,500 shares of Stock.

     (c) The Board may approve the grant of additional options under this Plan to persons other than employees of the Company who become new directors of the Company after the date of the annual meeting of stockholders in 1999, in connection with their selection as directors of the Company."

2. The amendments provided in Section 1 shall be effective upon approval by the stockholders of the Company.

                              Appendix 2 - Page 1

3. The amendments provided in Section 1 shall have no effect on the validity of options granted under the Plan prior to the effective date of such amendments.


Adopted by the Board of Directors on March 17, 1999.

Approved by the Stockholders on __________.


                              Appendix 2 - Page 2

     APPENDIX 3 TO PROXY STATEMENT - DIRECTOR STOCK OPTION PLAN, AS AMENDED


                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION

                           DIRECTOR STOCK OPTION PLAN

                           as supplemented and amended


                                   SECTION 1.

                                    PURPOSE

     The purpose of this DIRECTOR STOCK OPTION PLAN (this "Plan") of WISCONSIN CENTRAL TRANSPORTATION CORPORATION (the "Company") is to promote the long-term interests of the Company by attracting and retaining qualified and experienced persons to serve as directors of the Company and by providing additional incentive for directors of the Company to work for the success of the Company through continuing ownership of the Company's common stock.


                                   SECTION 2.

                                  DEFINITIONS

     2.1. Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

     (a)  "Board" means the Board of Directors of the Company.

     (b)  "Code" means the Internal Revenue Code of 1986, as amended.

     (c)  "Company"  means  Wisconsin  Central  Transportation   Corporation,  a
          Delaware corporation, and any successor thereto.

     (d) "Fair Market Value" means, with respect to the Stock on any date, the closing price per share of the Stock on the last trading day prior to that date, as reported by NASDAQ and published in The Wall Street Journal (Midwest Edition) or, if listed on a stock exchange, as reported in the published reports of composite transactions for the exchange.

     (e) "Option" means the right to purchase Stock at a stated price for a specified period of time.

     (f) "Participant" means any holder of an Option granted pursuant to this Plan.

     (g)  "Stock" means the common stock of the Company, $0.01 par value.

                              Appendix 3 - Page 1

                                   SECTION 3.

                         ELIGIBILITY AND PARTICIPATION

     3.1. Eligibility and Participation. Participants in this Plan shall be each of those persons who, at the date of a grant of Options under Section 6 of this Plan, are directors of the Company and are not employees of the Company or its subsidiaries.


                                   SECTION 4.

                              POWERS OF THE BOARD

     4.1. Limited Power to Grant Options. Except as provided in Section 6.3(c) with respect to the granting of options to new directors, the Board shall have no power to determine the granting of Options under this Plan. Except as provided in Section 6.3(c), all Options under this Plan will be granted as provided herein without further action by the Board.

     4.2. Administration. Subject to the provisions of Section 4.1, the Board shall be responsible for the administration of this Plan. The Board, by majority action, shall have the sole and absolute power and authority to prescribe, amend and rescind rules and regulations relating to this Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all other determinations necessary or advisable for the administration and interpretation of this Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Board pursuant to the provisions of this Plan shall be final, binding and conclusive for all purposes and upon all persons.


                                   SECTION 5.

                             STOCK SUBJECT TO PLAN

     5.1. Maximum Number of Shares. The aggregate number of shares of Stock which may be issued after May 31, 1996 pursuant to Options granted under this Plan shall not exceed 900,000, subject to adjustment pursuant to Sections 5.2 and 5.3. Such shares may be authorized and unissued shares or shares reacquired by the Company and held as treasury shares.

     5.2. Canceled or Terminated Options. Any shares of Stock subject to an Option which for any reason is canceled or terminated without the issuance of any Stock shall again be available for Options under this Plan.

     5.3. Adjustments in Capitalization. In the event of any stock dividend or stock split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares or other similar corporate change, the aggregate number of shares of Stock available for Options under Section 5.1, the number of shares subject to Options granted annually under Section 6.3, the number of shares subject to outstanding Options, and the respective prices applicable to outstanding Options, may be appropriately adjusted by the Board, whose determination shall be conclusive, provided, however, that any fractional shares resulting from any

                              Appendix 3 - Page 2
such adjustment shall be disregarded. Upon a merger of the Company in which the Company is not the surviving corporation, each Option granted under this Plan and outstanding at the effective date of the transaction which is neither assumed by the surviving corporation nor replaced with options issued by the surviving corporation shall expire on the effective date of the transaction.


                                   SECTION 6.

                                 STOCK OPTIONS

     6.1. Grants of Options. All grants of options shall be subject to the terms and conditions of this Section 6. Except for options granted pursuant to section 6.3(c), all grants of options under this Plan shall be automatic and non-discretionary.

     6.2. Initial Grant of Options. Each director who is in office on the day after the 1994 annual meeting of stockholders of the Company shall be granted on that day an Option to purchase 1,000 shares of Stock, and any director in office on that day who was first elected at the 1993 annual meeting of stockholders of the Company shall be granted on that day an Option to purchase an additional 3,000 shares of Stock.

     6.3. Subsequent Grants of Options.

     (a) On the day after the annual meeting of stockholders of the Company held in 1999 and each year thereafter, each person who on that day is a director and not an employee of the Company or its subsidiaries, shall be granted on that day an Option to purchase 6,000 shares of Stock.

     (b) On the day after the annual meeting of stockholders of the Company held in 1999, each director who is first elected to serve as director at that annual meeting shall be granted on that day an Option to purchase an additional 5,500 shares of Stock.

     (c) The Board may approve the grant of additional options under this Plan to persons other than employees of the Company who become new directors of the Company after the date of the annual meeting of stockholders in 1999, in connection with their selection as directors of the Company.

     6.4. Option Price. The purchase price of each share of Stock that may be purchased upon exercise of an Option shall be the Fair Market Value of one share of Stock on the date the Option is granted.

     6.5. Exercisability of Options. Options awarded under this Plan shall be exercisable at any time not earlier than six months after the date of grant and not later than 10 years after the date of grant (subject to earlier termination as provided in this Plan).

     6.6. Tax Status of Options. Options granted pursuant to this Plan shall not be "incentive stock options" as defined in Section 422 of the Code.

                              Appendix 3 - Page 3

     6.7. Option Agreements. Options granted pursuant to this Plan shall be evidenced by an Option Agreement which shall refer to this Plan, specify the terms of the Option and make such other provisions (consistent with the other provisions of this Plan) as the Board considers appropriate.

     6.8. Exercise and Payment. A Participant may exercise an Option by delivery to the Company of a written notice specifying the number of shares of Stock with respect to which the Option is being exercised, accompanied by payment (in accordance with Section 6.10) of the purchase price of the shares to be purchased. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price and compliance with all other conditions of the Option grant, the Company shall issue to the Participant a certificate representing the acquired shares of Stock.

     6.9. Withholding Taxes. The Company shall have the right, prior to delivery of any certificate representing shares of Stock acquired upon exercise of an Option, to require the Participant to pay to the Company (in accordance with Section 6.10) an amount sufficient to satisfy any applicable withholding tax requirements, as determined by the Company.

     6.10. Payments. Payments of exercise price and of any amounts required in respect of withholding taxes shall be made (i) in the form of a check or wire transfer or (ii) by surrendering a number of shares of Stock already owned by the Participant with a Fair Market Value on the date of exercise equal to the purchase price (or some combination of (i) and (ii)).


                                   SECTION 7.

                             TERMINATION OF OPTIONS

     7.1. Termination of Options. Options granted to a Participant under this Plan will terminate one year after the Participant ceases for any reason to be a director of the Company.


                                   SECTION 8.

                AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

     8.1. Amendments by the Board. The Board at any time may terminate or suspend this Plan, and from time to time may amend or modify this Plan, provided, however, that:

     (a) without further approval of the Company's stockholders, no amendment or modification shall:

          (i) increase the aggregate number of shares of Stock that may be issued under this Plan (except for adjustments authorized by Section 5.2 or 5.3);

          (ii) materially increase the benefits accruing to Participants under this Plan;

          (iii)materially   modify  the   requirements  as  to  eligibility  for
               participating in this Plan; or

                              Appendix 3 - Page 4

          (iv) amend (directly or indirectly) the provisions of Section 6 of this Plan; and

     (b) the provisions of Section 6 of this Plan may not be amended (directly or indirectly) more than once every six months (even with approval of stockholders as required by Section 8.1(a)) other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

     8.2. No Impairment of Outstanding Options. No amendment, modification or termination of this Plan shall in any manner adversely affect any Option theretofore granted under this Plan, without the consent of the Participant.


                                   SECTION 9.

                            MISCELLANEOUS PROVISIONS

     9.1. Nontransferability of Options. No Options granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Options granted to a Participant under this Plan shall be exercisable during the Participant's lifetime only by the Participant or, in the event of his legal incapacity to do so, by his guardian or legal representative acting in a fiduciary capacity under state law on behalf of the Participant and under court supervision.

     9.2. Beneficiary Designation. Each Participant under this Plan may from time to time name any beneficiary or beneficiaries by whom any right under this Plan is to be exercised in case of Participant's death. In the absence of any such designation or if all persons designated shall not survive the Participant, the beneficiary under this Plan shall be, and rights under this Plan may be exercised by, the Participant's surviving spouse, if any, or otherwise by his estate.

     9.3. Requirements of Law. The granting of Options and the issuance of shares of Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     9.4. Term of Plan. This Plan shall be effective upon its adoption by the Board and approval by the Company's stockholders. No Option may be granted under this Plan more than ten years after the date this Plan was adopted by the Board.

     9.5. Governing Law. This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.


Adopted by the Board of Directors on March 17, 1999.

Approved by the Stockholders on ______________.


                              Appendix 3 - Page 5